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                                                                   EXHIBIT 10.68

                   SECOND AMENDMENT TO TRUST AGREEMENT BETWEEN
                      FIDELITY MANAGEMENT TRUST COMPANY AND
                                HADCO CORPORATION


         THIS SECOND AMENDMENT, dated as of the fifteenth day of January, 1998, by and between Fidelity Management Trust Company (the "Trustee") and HADCO Corporation (the "Sponsor");

                                   WITNESSETH:

         WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated June 1, 1996, with regard to the HADCO Corporation Retirement Plan (the "Plan"); and

         WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 13 thereof,

         NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the Trust Agreement by:

         (1) Amending Schedule "A" by adding a the second point to subsection G, Other, as follows:

                  For terminated and retired participants with outstanding loans: Fidelity shall provide to these participants a loan coupon book for the purpose of scheduling and processing loan repayments.

         IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Second Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

HADCO CORPORATION                           FIDELITY MANAGEMENT TRUST COMPANY


By: /s/ Timothy Matthews    12/11/97        By: /s/ Steve Quackenbush   12/26/97
    --------------------------------            --------------------------------
Title: Vice President           Date             Vice President             Date